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                 PHH CORPORATION
                  THIRD AMENDMENT TO
        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



THIS THIRD AMENDMENT is dated as of February 28, 1994, to the PHH Corporation Supplemental Executive Retirement Plan as amended and restated effective May 1, 1987 and further amended by the Amendment dated as of June 18, 1990 and the Second Amendment dated as of November 11, 1991 (the "SERP"),

                      WITNESSETH;

The Compensation Committee of the Board of Directors of PHH Corporation (the "Company") desires that the definition of "Final Average Compensation" under the SERP be amended to clarify that only annual cash incentives are to be taken into account, and to include salary reduction contributions under the PHH Corporation Executive Deferred Compensation Plan approved by the Board of Directors of even date herewith.

Accordingly, the SERP is hereby amended as follows:

1. Definitions.

   The definition of "Final Average Compensation" set forth in Section 2.1(i) of the SERP is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

         "2.1(i)     "Final Average Compensation" means (a) the cash equivalent of stock options (valued at the date of grant) granted to a Participant during fiscal year 1992 in lieu of merit salary increases or annual cash incentives payable during such year, plus (b) the sum of the average of each of the following for the five Credited Years of Executive Service prior to a Participant's retirement, or such other period as the Company shall determine:
(i) a Participant's base salary and (ii) cash incentives paid to a Participant under any of the executive compensation plans that relate to the achievement of annual goals, including in each of case (i) and (ii) above, amounts deferred by a Participant under the Company's Executive Deferred Compensation Plan, Employee Investment Plan or under any other plan or arrangement maintained by the Company under Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended."


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      2. Miscellaneous.

   2.1 Except as otherwise expressly provided herein, the terms of the SERP shall remain in full force and effect.

   2.2 Capitalized terms not otherwise defined herein shall have the same meanings as set forth under the SERP.

This Third Amendment to the Supplemental Executive Retirement Plan is hereby executed as of the date first above written pursuant to the approval of Company's Board of Directors on February 28, 1994.


                                       PHH CORPORATION



                                       By:



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